Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-36881 on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc,. Employees 401(K) Retirement Plan and Trust for the year ended December 31, 2007.
Columbus, OH
June 25, 2008